SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2015

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 27, 2015, CenterState Banks, Inc. (the “Company” or “CSFL”) entered into an Agreement and Plan of Merger (“Agreement”) with Hometown of Homestead Banking Company (“HBC”) a Florida corporation, whereby CSFL will, on the terms and subject to the conditions set forth in this Agreement, (i) acquire HBC through the merger (the “Merger”) of CSFL Acquisition Corp, to be organized as a wholly-owned subsidiary of CSFL (“Merger Subsidiary”), with and into HBC, with HBC surviving the Merger as a wholly-owned subsidiary of CSFL and (ii) immediately thereafter merge HBC with and into CSFL.  Pursuant to and simultaneously with entering into the Agreement, CSFL’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. (“CSB”), and HBC’s wholly owned subsidiary bank, 1st National Bank of South Florida (“1st National Bank”), entered into a Plan of Merger and Merger Agreement whereby 1st National Bank will be merged with and into CSB immediately subsequent to the Merger.

Under the terms and subject to the conditions of the Agreement each outstanding share of HBC Class A, Class B and Class C common stock is entitled to receive $1.25 cash payment.  Pursuant to the Agreement, each valid option to purchase shares of HBC Common Stock outstanding and unexercised immediately prior to the Merger closing will become fully vested and be converted into the right to receive an amount of cash equal to the product of (i) the number of shares of HBC common stock subject to such HBC stock option, and (ii) the excess, if any, of (x) $1.25, over (y) the exercise price per share provided for in such HBC stock option.  The total purchase price is equal to approximately $19.1 million.

As of June 30, 2015, 1st National Bank reported total assets of approximately $346 million, total loans of approximately $204 million and total deposits of approximately $283 million.

The Agreement has been unanimously approved by the board of directors of CSFL and HBC.  The transaction is expected to close in the first quarter of 2016 subject to customary conditions, including receipt of all applicable regulatory approvals and HBC shareholder approval.

The Agreement contains usual and customary representations and warranties that CSFL and HBC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between CSFL and HBC and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between CSFL and HBC rather than establishing matters as facts.

The Agreement may be terminated in certain circumstances, including:  (i) by mutual written agreement of the parties; (ii) by either party in the event that, under certain circumstances, the Merger shall not have been consummated by July 23, 2016; (iii) by either party in the event of a breach by the other party of any representation, warranty or obligation contained in the Agreement which has not been cured within thirty days and which breach would be reasonably likely to result in a failure to satisfy any applicable closing condition; (iv) by either party if final action has been taken by a regulatory agency whose approval is required for the Merger or the Bank Merger, which final action has become final and nonappealable and does not approve the Merger or the Bank Merger, or a governmental authority enacts a law or judgment which would make the Merger or the Bank Merger illegal; (v) by CSFL if the HBC board fails to make recommendation to the shareholders of HBC to approve the Merger, or HBC has materially breached its covenant not to solicit alternative acquisition proposals; (vi) by HBC prior to obtaining HBC shareholder approval in order to enter into an agreement relating to a superior proposal provided that HBC has otherwise complied with the Merger; and (vii) by either party if the requisite HBC shareholder approval is not obtained.  Upon termination of the Merger by HBC to enter into a superior proposal or by CSFL where the HBC board fails to make recommendation to the shareholders of HBC to approve the Merger Agreement or HBC has breached its covenant not to solicit alternative acquisition proposals, HBC will be required to pay CSFL a termination fee equal to approximately $900,000.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Participants in the Merger Solicitation

CSFL and HBC, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of HBC in respect of the Merger. Information regarding the directors and executive officers of HBC and other persons who may be deemed participants in the solicitation of the shareholders of HBC in connection with the Merger will be included in the proxy statement for HBC’s special meeting of shareholders.

Item 8.01	Other Events.

The press release issued by CSFL on October 27, 2015 announcing the Merger is furnished herewith as Exhibit 99.1.  The investor presentation material to be used for a conference call at 10:00 am EST on October 28, 2015 is furnished herewith as Exhibit 99.2.  The conference call can be accessed (toll free) by dialing 1-866-393-0571 (passcode 55611754).  Alternatively, individuals may listen to the live webcast of this call by visiting the link on the Company’s website at www.centerstatebanks.com.

Item 9.01	Exhibits.

	(d)	Exhibits:

	Exhibit 2.1	Agreement and Plan of Merger by and between CenterState Banks, Inc. and Hometown of Homestead Banking Company dated as of October 27, 2015
	Exhibit 99.1	Press release dated October 27, 2015
	Exhibit 99.2	Investor presentation materials

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on CSFL’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframes expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” and “Risk Factors” in CSFL’s Form 10-K for the year ended December 31, 2014 and other documents subsequently filed by CSFL with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither CSFL nor HBC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, CSFL and HBC claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication is being made in respect of the Merger involving CSFL and HBC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. HBC will mail the final proxy statement to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date:October 27, 2015